                                                                   EXHIBIT 10.22

                               AMENDMENT NO. 1 TO
                         RESEARCH AND LICENSE AGREEMENT


     This Amendment No. 1 modifies the Research and License Agreement dated December 18, 1997 ("Original Agreement") between Heska Corporation and 3-Dimensional Pharmaceuticals Inc.

1.   Expiration. Termination or Extension of Research Term. Section 9.1.2 of the
     -----------------------------------------------------
     Original Agreement is amended to extend the Research Term to July 14, 2000, which is six months from the Project Team meeting held on January 14, 2000.

2.   Research Funding.  Section 3 of the Original Agreement is amended to
     ----------------
     include the following:

     During the extended Research Term Heska will pay to 3DP the amount of [**] in two equal installments in consideration for 3DP's dedication of [**] FTE's during this extension. The first installment of [**] shall be paid within 15 days of complete execution of this Amendment. The second installment of [**] shall be paid on or before April 14, 2000.

3. No Other Changes. Except as expressly modified by this Amendment, all provisions of the Original Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representatives of the parties.

SIGNED:


Heska Corporation                       3-Dimensional Pharmaceuticals Inc.


By: /s/ Ronald L. Hendrick              By: /s/ Scott Horvitz
    -------------------------------         ------------------------------
Name: Ronald L. Hendrick                Name: /s/ Scott Horvitz
      -----------------------------           ----------------------------
Title: Executive Vice President,        Title: Executive Vice President,
       Chief Financial Officer                 Finance & Adm.
       ----------------------------            ---------------------------
Date: February 25, 2000                 Date: February 17, 2000
      -----------------------------           ----------------------------


**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                        RESEARCH AND LICENSE AGREEMENT


     THIS IS A RESEARCH AND LICENSE AGREEMENT ("Agreement") dated as of December 18, 1997 between 3-Dimensional Pharmaceuticals Inc., a Delaware corporation ("3DP"), and the Heska Corporation ("Heska").

                                   BACKGROUND
                                   ----------

     3DP has developed and owns certain patented and proprietary technology which is registered under the name "DirectedDiversity(R)" and which may be useful in developing certain compounds.

     Heska desires to fund a research project whereby 3DP will use its technologies to attempt to develop an array of administered compounds with the goal of [**] in non-human animals.

     Heska desires to obtain and 3DP desires to grant an exclusive worldwide license in such compounds, provided that 3DP will retain all rights to the compounds for all human applications, on the terms and conditions contained herein.

                                     TERMS
                                     -----

     NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.   Definitions.  For purposes of this Agreement the following terms shall have
     -----------
the following meanings:

     1.1  "Abbreviated NADA" shall mean the application described at 21 U.S.C.
           ----------------
(S) 360b(n) (1994).

     1.2  "Affiliate" shall mean any corporation, firm, partnership or other
           ---------
entity, which, at the time in question, is directly or indirectly owned by or controlled by, or under common control with, Heska or 3DP, as the case may be. For the purposes of this definition, "control" shall mean the ownership, directly or indirectly, of more than 50% of the voting stock or shareholders' equity of a corporation or, in the case of a non-corporate entity, the right to receive more than 50% of either the profits or the assets upon dissolution.

     1.3  "Candidate Compound" shall mean any Test Compound or Derivative
           ------------------
Compound which has demonstrated activity in the Primary Field in Initial Screening.

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.4  "Commercialization" shall mean the process of commercializing a
           -----------------
Development Compound or Heska Compound, including without limitation the manufacturing, marketing and distribution of the resulting Product or Heska Product after receipt of applicable Regulatory Approvals.

     1.5  "Companion Animal" shall mean dog or cat.
           ----------------

     1.6  "Competitive Program" shall mean a small molecule drug discovery
           -------------------
program that is based on the compounds that (i) are listed in Exhibit 1.12, (ii)
                                                              ------------
[**], (iii) [**].

     1.7  "Controlled" shall mean, with respect to a particular Patent, Patent
           ----------
Application, item of Know-How or Material, that a Party (a) owns or has a license to such Patent, Patent Application, item of Know-How or Material, and
(b) has the ability to grant to the other Party access to and a license or sublicense, as applicable, to such Patent, Patent Application, item of Know-How or Material as provided herein at the time such access or license is required to be granted.

     1.8  "Derivative Compound" shall mean any compound that is an analog,
           -------------------
homolog, isomer or other chemical derivative of a Test Compound and that was made by Heska based on Heska's knowledge of such Test Compound or information about its activity in the Fields derived from the Research. Derivative Compounds are not Test Compounds.

     1.9  "Development Compound" shall mean any Candidate Compound that has
          --------------------
been selected for Development by Heska pursuant to Section 4.1 for use in the Primary Field.

     1.10 "Development" shall mean the process of creating data and dossiers for
           -----------
the purposes of obtaining Regulatory Approval for the purpose of Commercialization of any Development Compound, including without limitation the conduct of all appropriate target animal studies on such Development Compound.

     1.11 "Effective Date" shall be December __, 1997.
           --------------

     1.12 "Existing Compound" shall mean any of the compounds set forth in
           -----------------
Exhibit 1.12 of this Agreement.
------------

     1.13 "First Commercial Sale" shall mean the first sale by Heska of a
           ---------------------
Product after Regulatory Approval thereof.

     1.14 "Fields" shall mean the Primary Field and the Other Fields.
           ------

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.15 "FDA" shall mean the U.S. Food and Drug Administration.
           ---

     1.16 "FTE" shall mean a full-time scientific or technical personnel
           ---
equivalent who (i) has a Ph.D. and at least 2 years, or a master's degree and at least 3 years, of experience in the pharmaceutical or combinatorial chemistry industry or (ii) has been approved by the Project Team.

     1.17 "FTE Year" shall mean one or more FTEs working for the summed
           --------
equivalent of one year on the Research, excluding administrative or management time.

     1.18 "Heska Compound" shall mean any Derivative Compound or Test Compound,
           --------------
which Derivative Compound or Test Compound is developed by Heska for use in the Other Fields.

     1.19 "Heska Intellectual Property" shall mean (a) the Heska Patents; and
           ---------------------------
(b) all Know-How and Materials existing as of the Effective Date that are Controlled by Heska and that are necessary for or reasonably useful to any aspect of the Research activities to be conducted by 3DP hereunder, including without limitation the manufacture of Test Compounds; and (c) all Results that are made, created, developed or generated solely by employees, directors, agents, consultants or others working on behalf of Heska; and (d) any and all intellectual property rights (other than Patents or Patent Applications) appurtenant to the Results described in subsection (c).

     1.20 "Heska Patents" shall mean (a) all Patents and Patent Applications
           -------------
existing as of the Effective Date that are Controlled by Heska and that claim any aspect of the Research activities to be conducted by 3DP hereunder, including without limitation the manufacture of Test Compounds; and (b) all Patents and Patent Applications that claim any inventions in the Results that are made, created, developed or generated solely by employees, directors, agents, consultants or others working on behalf of Heska.

     1.21 "Heska Product" shall mean any product (including any formulation
           -------------
thereof) containing a Heska Compound, which product is marketed and sold for use in the Other Fields and not in the Primary Field.

     1.22 "Initial Screening" shall mean the initial efficacy screens of Test
           -----------------
Compounds and Derivative Compounds for use in the Primary Field performed by Heska on suitable screening models (such as an artificial dog model) pursuant to
Section 2.2.2.

     1.23 "Initial Animal Studies" shall mean target non-human animal safety and
           ----------------------
efficacy studies performed by Heska pursuant to Section 2.2.4 on the Candidate Compounds for use in the Primary Field to prepare the data needed to select Development Compounds.

     1.24 "Joint Intellectual Property" shall mean (a) all Results that are
           ---------------------------
made, created, developed or generated jointly by employees, directors, agents, consultants or others working on behalf of Heska and

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

by employees, directors, agents, consultants or others working on behalf of 3DP; and (b) any and all intellectual property rights appurtenant to the Results described in subsection (a), including without limitation any and all Patents or Patent Applications that claim inventions in such Results.

     1.25 "Joint Patents" shall mean all Patents and Patent Applications
           -------------
included in the Joint Intellectual Property.

     1.26 "Know-How" shall mean any and all information, expertise, data,
           --------
results, techniques, methods, trade secrets, know-how, ideas, inventions, discoveries, developments, concepts, formulas, designs, specifications or procedures.

     1.27 "Licensed Product" shall mean any product (including any formulation
           ----------------
thereof) containing any Development Compound, which product is sold for use in the Primary Field and is claimed by a Valid Claim.

     1.28 "Materials" shall mean all chemical, biological and physical tangible
           ---------
materials, as well as any other materials ordinarily engendered by such tangible materials.

     1.29 "NADA" shall mean a New Animal Drug Application as provided in the
           ----
Federal Food, Drug and Cosmetic Act, 21 U.S.C. (S) 360b(b) (1994).

     1.30 "NADA Approval" shall mean the order issued by the Secretary approving
           -------------
a NADA or an Abbreviated NADA.

     1.31 "Net Sales" shall mean, with respect to a Product sold, the invoiced
           ---------
sales price of such Product billed to third party purchasers who are not Affiliates or sublicensees of Heska, less actual amounts for (a) credits, allowances, discounts and rebates to, and charge backs from the account of, such independent customers for damages or rejected Product or out of date Product returned in accordance with Heska policies; (b) freight and insurance costs as set forth on the invoice for transporting such Products to such customers; (c) quantity and trade discounts and other price reductions and commissions paid to third parties with respect to the sale of Products; (d) sales, use, value-added and other direct taxes incurred; and (e) customs, duties, surcharges and other governmental charges incurred in connection with the exportation or importation of the Products. Sales between or among Heska and its Affiliates or permitted sublicensees shall be excluded from the computation of Net Sales. Net Sales shall include the subsequent final sales to Third Parties by such Affiliates or permitted sublicensees. In the event that a Product is sold or distributed for use in combination with or as a component of another product or products (a "Combination Product"), the calculation of "Net Sales" from such Combination Product shall be determined by multiplying the Net Sales of the Combination Product by a fraction, the numerator of which is the fair market value of the Product in such Combination Product, and the denominator of which is the sum of the fair market value of the Product and the fair market value of the other products in the Combination Product. In the event that a Product is sold or distributed as part of a bundle of other products where the bundle is sold at one total price and there is no separate invoiced selling price for the Product along (a "Bundled Product"), the calculation of "Net Sales" for the Product sold in such Bundle Product shall be determined by multiplying the Net Sales for the Bundled Product (calculated as provided above for the total invoiced price for such Bundled Product), by a fraction, the numerator of which is the fair market value of the Product included in such Bundled Product and the denominator is the sum of the fair market values of all the products, including the Product, included in such Bundled Product. As used herein, the "fair market value" of a particular product shall be the average invoiced selling price for such product when sold alone during the quarter for which Net Sales are being calculated hereunder, if such amount can be calculated, and otherwise will be the amount that the selling party reasonably could expect to charge for an independent sale of such product to a willing third party purchaser during such period.

     1.32 "Other Fields" shall mean any use of a compound other than (a) in or
           ------------
on a human, or (b) in the Primary Field.

     1.33 "Party" or "Parties" shall mean, respectively, 3DP or Heska, and 3DP
           -----      -------
and Heska.

     1.34 "Patent" or "Patents" shall mean an issued United States or foreign
           ------      -------
patent or supplementary protection certificate, including all provisional applications, substitutions, extensions, reissues, reexaminations, renewals, patents of addition, divisionals, continuations, continuations-in-part and inventors' certificates and all foreign counterparts of the foregoing.

     1.35 "Patent Application" shall mean an application for a Patent.
           ------------------

     1.36 "Pivotal Animal Study" shall mean any test performed for regulatory
           --------------------
submission by Heska or other studies in preparation for such submission pursuant to Section 4.2 on non-human animals to establish the safety and efficacy of a Development Compound.

     1.37 "Post Launch Year" shall mean, for any Product, the 12-month period
           ----------------
beginning on the first day that the Product first receives Regulatory Approval and ending on the first anniversary and each 12-month period thereafter.

     1.38 "Primary Field" [**].
           -------------

     1.39 "Product" shall mean a Licensed Product or Heska Product.
           -------

     1.40 "Project Team" shall be the Project Team established by the Parties
           ------------
pursuant to Section 5.

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     1.41 "Project Year" shall mean any of the 12-month periods during the
           ------------
Research Term beginning on the Effective Date or on an anniversary thereof.

     1.42 "Regulatory Approval" shall mean, with respect to any country, filing
           -------------------
for and receipt of all regulatory agency registrations, approvals, licenses or marketing authorizations required from the applicable Regulatory Authorities for the marketing and sale of a Product for the indication for which it is being marketed in such country, including but not limited to, any NADA Approvals. "Regulatory Approval" shall also include pricing or reimbursement approval, to the extent that such approval is required from a Regulatory Authority to legally place the Product on the market in such countries.

     1.43 "Regulatory Authority" shall mean the Governmental authority or entity
           --------------------
responsible for authorizing the placement on the market in any country or territory in the Territory of any Product for commercial sale.

     1.44 "Regulatory Filings" shall mean all applications, filings, materials,
           ------------------
studies, data and documents of any nature whatsoever filed with, prepared in connection with or necessary to support any application for a Regulatory Approval from a Regulatory Authority in any country or territory in the Territory.

     1.45 "Research" shall mean all the research activities conducted by 3DP and
           --------
Heska pursuant to Section 2.2 and the Research Plan.

     1.46 "Research Funding" shall mean the funding provided under Section 3 of
           ----------------
this Agreement by Heska to 3DP for 3DP's efforts in conducting the Research.

     1.47 "Research Plan" shall mean the research plan for the Research prepared
           -------------
by and agreed upon by the Project Team pursuant to Section 2.1, as amended from time to time by written agreement of the entire Project Team.

     1.48 "Research Term" shall have the meaning attributed to it in Section
           -------------
9.1.2.

     1.49 "Results" shall mean any and all Know-How and Materials that are made,
           -------
created, or reduced to practice in the course of, or as a result of, the Research, as well as any and all reports resulting from testing conducted pursuant to the Research during the Research Term.

     1.50 "Royalty Expiration Date" of a Product shall mean, on a country-by-
           -----------------------
country basis, the later to occur of:

          1.50.1 the expiration date of the last to expire Valid Claim of a Patent Right in such country that claims the Product, its manufacture, or its use; and

          1.50.2 the expiration date of the ten-year period commencing on the Effective Date.

     1.51 "Subsequent Development Compound" shall mean each Candidate Compound,
           -------------------------------
excluding Replacement Compounds as defined in Section 8.1, on which Heska conducts Development for use in the Primary Field as a Development Compound in addition to the Development Compound first selected for Development pursuant to
Section 4.1.

     1.52 "Territory" shall mean all the countries and territories of the world.
           ---------

     1.53 "Test Compound" shall mean any compound discovered, synthesized or
           -------------
produced by 3DP pursuant to or in the course of the Research that has the potential for activity or efficacy in the Primary Field. It is understood that a Test Compound, as defined herein, may also meet the definition for Candidate Compound, Development Compound, Heska Compound or Product, and any such Test Compound will in such event be deemed to be, for purposes of this Agreement, a Test Compound as well as a Candidate Compound, Development Compound, Heska Compound or Product, as applicable.

     1.54 "3DP Intellectual Property" shall mean  (a) the 3DP Patents; and (b)
           -------------------------
all Know-How and Materials existing as of the Effective Date that are Controlled by 3DP and that are necessary for or reasonably useful to any aspect of the Research, Development and Commercialization activities to be conducted by Heska or its Affiliates or sublicensees pursuant to this Agreement, including without limitation the manufacture and use of Test Compounds and the sale of Products; and (c) all Results that are made, created, developed or generated solely by employees, directors, agents, consultants or others working on behalf of 3DP; and (d) any and all intellectual property rights (other than Patents or Patent Applications) appurtenant to the Results described in subsection (c).

     1.55 "3DP Patents" shall mean (a) all Patents and Patent Applications
           -----------
existing as of the Effective Date that are Controlled by 3DP and that claim any aspect of the Research, Development and Commercialization activities to be conducted by Heska or its Affiliates or sublicensees pursuant to this Agreement, including without limitation the manufacture and use of Test Compounds and the sale of Products; and (b) all Patents and Patent Applications that claim any inventions in the Results that are made, created, developed or generated solely by employees, directors, agents, consultants or other working on behalf of 3DP.

     1.56 "Third Party" shall mean any person other than a Party or its
           -----------
Affiliate.

     1.57 "Valid Claim" shall mean a claim which (i) in the case of any
           -----------
unexpired United States or foreign Patent, shall not have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) in the case of any United States or foreign Patent Application, shall not have been canceled, withdrawn, or abandoned without being refiled in another Patent Application or finally rejected by an administrative agency action from which no appeal can be taken, or shall have been pending for more than four years. For purposes of this definition, time periods shall be measured cumulatively for claims in a later filed Patent Application in a country which are substantially the same as claims in an earlier filed Patent Application in that country. If a claim of a Patent Application that ceased to be a Valid Claim under clause (ii) due to the passage of time later issues as part of a Patent described within clause (i) then it shall again be considered to be a Valid Claim effective as of the issuance of such Patent.

2.   Research
     --------

     2.1  Preparation of Research Plan.  Within sixty days after execution of
          ----------------------------
this Agreement, the Parties' representatives on the Project Team shall prepare a detailed research plan which shall set forth the Parties' respective obligations and responsibilities in connection with the Agreement through the selection of a Development Compound under Section 4.1. Once the Project Team has prepared the proposed research plan, it shall submit the proposed research plan to the appropriate members of management of both Parties for their review. Once the Parties mutually agree in writing that the proposed research plan is in an acceptable form, the proposed research plan shall become the Research Plan for purposes of this Agreement. Upon selection of the Development Compounds by Heska pursuant to Section 4.2, the Project Team shall meet only as needed to perform the functions as set forth in Section 5.2.

     2.2  Research and Initial Screening.  During the Research Term, pursuant to
          ------------------------------
the Research Plan and subject to the provisions of this Agreement, the parties will undertake the following Research:

          2.2.1 3DP will use combinatorial or analog chemistry to discover, synthesize or produce Test Compounds for use in the Primary Field until a Development Compound is selected by Heska under Section 4.1.

          2.2.2 3DP will provide Heska with up to [**] quantities of any synthesized Test Compounds for evaluation in the Initial Screening. Test Compounds will be validated by 3DP to be at least 80% pure. 3DP will provide to Heska information regarding the structure and purity of such Test Compounds as soon as practicable or as otherwise directed by the Project Team. Upon receipt by Heska from 3DP of any Test Compounds, Heska will perform the Initial Screening of such Test Compounds. Heska may also perform Initial Screening of Heska Compounds. Test Compounds showing activity for use in the Primary Field in the Initial Screening will be designated Candidate Compounds.

          2.2.3 After the identification of Candidate Compounds that Heska believes have a likelihood of success in the Primary Field, Heska will provide 3DP notice of such Candidate Compounds selected by Heska (up to a total of ten compounds), and 3DP will promptly use commercially reasonable efforts to obtain a written opinion of independent patent counsel selected by 3DP, and reasonably

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

acceptable to Heska, as to whether such Candidate Compounds may infringe on the issued patents, if any, that, in the reasonable opinion of such counsel, are relevant to such Candidate Compounds (the "Relevant Patents"). Heska may provide such notice on more than one occasion, until such time as Heska has received written opinions, subject to qualifications reasonably acceptable to Heska, of the patent counsel that a total of ten of such identified Candidate Compounds do not infringe the Relevant Patents. Promptly after Heska has received such written opinion, subject to qualifications reasonably acceptable to Heska, that one or more of such selected Candidate Compounds do not infringe the Relevant Patents, 3DP will use commercially reasonable efforts to produce within a reasonable time after Heska's written request five grams of each of the Candidate Compounds identified as non-infringing in such opinion, for Heska to use in the Initial Animal Studies for purposes of identifying Development Compounds. If additional quantities of a selected Candidate Compound are required for any purpose, the cost to produce the additional amounts of such selected Candidate Compounds will be borne by Heska. The quantities of Candidate Compounds produced by 3DP for Heska hereunder shall be at least 99% pure and shall be accompanied by a certificate of analysis.

          2.2.4 Within sixty days after receipt of the required quantities of all selected Candidate Compounds from 3DP pursuant to Section 2.2.3, Heska will use commercially reasonable efforts to initiate and conduct Initial Animal Studies on Candidate Compounds until a Development Compound has been selected by Heska pursuant to Section 4.1. In the event that Heska does not initiate such Initial Animal Studies within such time period, then Heska shall promptly give written notice thereof to 3DP, including a reasoned scientific or commercial rationale for Heska's decision. Heska shall use commercially reasonable efforts to conduct and complete the Initial Animal Studies promptly after receipt of the required quantifies of the selected Candidate Compounds. If Heska fails to complete such Initial Animal Studies within nine months after receiving all such Candidate Compounds from 3DP, Heska shall either (a) provide to 3DP written documentation that Heska is using diligent efforts to complete such Initial Animal Studies promptly, and continue all such efforts as necessary to complete such studies as soon as practicable thereafter, or (b) provide to 3DP the scientific, technical, regulatory or other substantial reasons for Heska's inability, in such time period, to commence or complete such studies, along with a written plan for overcoming the problems caused thereby and for completing such studies, and shall use all reasonable efforts to complete such studies as soon as practicable thereafter. If Heska fails to comply with the foregoing in such time frame, at 3DP's election and upon written notice to Heska, all rights of Heska in the Candidate Compounds shall revert to 3DP and Heska shall have no further rights thereto. In the event that, upon completion of the Initial Animal Studies on the first set of ten selected Candidate Compounds provided by 3DP, Heska determines that none of such compounds is appropriate for selection as Development Compounds for Development for use in the Primary Field, then, upon Heska's request, 3DP will generate and provide to Heska additional Test Compounds, and after testing such compounds Heska may select additional Candidate Compounds, which will be identified by written notice to 3DP as provided in Section 2.2.3 above, and the testing procedures, including all applicable time frames, set forth in Sections 2.2.3 and 2.2.4 will be repeated for such additional selected Candidate Compounds. Heska will pay 3DP, at 3DP's actual cost, for (i) any Candidate Compounds in excess of the five grams provided pursuant to Section 2.3.3 of the first ten selected Candidate Compounds, and (ii) any quantity of any Test Compound in excess of 2 milligrams of such Test Compound.

     2.3  Research Manpower Estimates.  During the first Project Year, 3DP will
          ---------------------------
require its personnel to conduct the Research for an equivalent of [**] Years. During the second Project Year, 3DP will require its personnel to conduct the Research for an equivalent of up to [**] years as determined by the Project Team. Any revisions to the number of FTE hours needed to complete the Research shall be authorized by the Project Team.

     2.4  Records.   The Parties will maintain records of their own activities
          -------
and conduct in the course of the Research (or cause such records to be maintained) pursuant to the Research Plan in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research (including, but not limited to, all data in the form required under any applicable governmental regulations and as directed by the Project Team). Each Party shall allow the other Party, at the other Party's sole cost, to have reasonable access to all pertinent materials and data generated by or on behalf of such Party in connection with the Research to the extent such Party reasonably needs such materials and data to perform its duties under this Agreement.

     2.5  Compliance with Laws.  All activities undertaken in connection with
          --------------------
the Research shall be carried out in compliance with federal, state and local laws, regulations and guidelines and professional standards governing the conduct of the Research at the site where it is being conducted in the Territory.

     2.6  Exclusivity of Research.  During the Research Term, neither Party
          -----------------------
will, except pursuant to this Agreement, conduct or fund, either by itself or at a Third Party, any research or Development activity specifically intended to identify, discover, synthesize or develop compounds using any of the Existing Compounds as leads for, or as the basis for, chemical discovery for use in the Primary Field.

3.   Research Funding.  During the Research Term, Heska shall provide the
     ----------------
following funding ("Research Funding") to 3DP to enable 3DP to carry out 3DP's responsibilities under the Research Plan in accordance with this Section 3. [**] Heska shall bear its own costs and expenses incurred in performing its responsibilities under the Research in accordance with this Section 3. All payments of Research Funding shall be made by Heska to 3DP in U.S. Dollars by wire transfer of immediately available funds to the account specified in Exhibit
                                                                         -------
3 or to such other account notified to Heska by 3DP from time to time in a
-
written notice to Heska.

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

4.   Pivotal Animal Studies, Development and Commercialization
     ---------------------------------------------------------

     4.1  Selection of Development Compounds.  Within one hundred eighty days
          ----------------------------------
after completion of the Initial Animal Studies pursuant to Section 2.2.4 (including testing required on additional Candidate Compounds), Heska shall select one or more Candidate Compounds as Development Compounds for use in the Primary Field. If the results of the Initial Animal Studies indicate that additional testing needs to be completed before Heska is able to select Development Compounds (including testing required on additional Candidate Compounds), Heska shall so indicate to 3DP in writing and shall use reasonably commercial efforts to conduct such additional required testing promptly; in such event, the foregoing one hundred eighty day period will commence at the completion of such additional studies. Heska shall provide 3DP with written notice during the applicable time period of the Candidate Compounds it has selected as Development Compounds, and shall indicate the non-human animal species in which it intends to use such Development Compounds. In the event that Heska selects a Development Compound for use in any additional non-human animal species, it shall immediately notify 3DP in writing of such decision. If Heska fails to select any Development Compounds within one hundred eighty days after completion of all required Initial Animal Studies, Heska shall provide to 3DP the scientific, technical, regulatory or other substantial reasons for Heska's inability, in such time period, to select at least one Development Compound, along with a written plan for overcoming the problems caused thereby, selecting a Development Compound and commencing Development, and shall use all reasonable efforts to do so as soon as practicable thereafter. If Heska fails to comply with the foregoing in such time frame, then at 3DP's election and upon written notice to Heska, all rights of Heska in the Candidate Compounds shall revert to 3DP and Heska will have no further rights thereto. If, during such time period, Heska has selected at least one Development Compound for Development in one non-human animal species, Heska may decide at any time during the term of this Agreement to engage in Development of such Development Compound for use in the Fields in additional non-human animal species, or select Subsequent Development Compounds for Development in the Fields, provided that Heska shall provide 3DP with written notice immediately upon reaching such decision.

     4.2  Development.  After selection of Development Compounds, Heska will use
          -----------
commercially reasonable efforts to design, initiate and conduct Pivotal Animal Studies in the Primary Field and shall be deemed the sponsor of all such Pivotal Animal Studies as defined in applicable regulations. At Heska's request, 3DP will supply to Heska, at 3DP's actual cost to be paid by Heska, sufficient Development Compounds to Heska in order for Heska to conduct the Pivotal Animal Studies. If Heska is unable to initiate Pivotal Animal Studies on at least one Development Compound within one hundred eighty days after selection of a Development Compound under Section 4.1, Heska shall provide to 3DP the scientific, technical, regulatory or other substantial reasons for Heska's inability, in such time period, to commence such Pivotal Animal Studies, along with a written plan for overcoming the problems caused thereby and for commencing such Pivotal Animal Studies promptly thereafter, and shall use all reasonable efforts to commence such Pivotal Animal Studies as soon as practicable thereafter. If Heska fails to comply with the foregoing in such time frame, then at 3DP's election and upon written notice to Heska, all rights of Heska in Test Compounds and the Development Compounds shall revert to 3DP, Heska will have no further rights thereto and this Agreement will terminate.

     4.3  Commercialization of Development Compound.  Within ninety days after
          -----------------------------------------
the first Regulatory Approval of a Development Compound, Heska shall provide written notice to 3DP of Heska's decision regarding whether to undertake Commercialization in the Primary Field of the Development Compound. If Heska decides to undertake Commercialization in the Primary Field of a Development Compound, such notice to 3DP shall identify the countries and territories within the Territory in which Heska intends to pursue such Commercialization. Heska will commence Commercialization in the Primary Field of such Development Compound within twelve months after such decision and will use commercially reasonable efforts to conduct such Commercialization. If Heska fails to commence such Commercialization of the Development Compound within twelve months after Regulatory Approval, Heska will provide to 3DP the scientific, technical or regulatory or other substantial reasons for Heska's inability, in such time period, to commence such Commercialization, along with a written plan for overcoming the problems caused thereby and for commencing such Commercialization promptly thereafter, and shall use all reasonable efforts to commence such Commercialization as soon as practicable thereafter. If Heska fails to comply with the foregoing in such time frame, then at 3DP's election and upon written notice to Heska, all rights of Heska in such Development Compounds shall revert to 3DP and Heska will have no further rights thereto.

     4.4  Cessation of Commercialization by Heska. If Heska has commenced
          ---------------------------------------
Commercialization in accordance with Section 4.3, Heska's right to market the resulting Licensed Product and any other Licensed Product for use in the Primary Field hereunder shall be worldwide so long as Heska is conducting Commercialization of a Licensed Product in the United States. If Heska ceases (other than due to government or legal action) Commercialization of all Licensed Products in the United States, it shall immediately notify 3DP in writing, and Heska shall use good faith efforts to find a sublicensee reasonably acceptable to 3DP to conduct Commercialization of at lease one Licensed Product in such countries in the Territory where Heska or its Affiliates or existing sublicensees are not conducting Commercialization of Licensed Products, including without limitation the United States. If Heska does not enter in to such a sublicensing arrangement for such countries within six months after Heska's termination of Commercialization of Licensed Products in the United States, then the Parties shall work together during the six months immediately following such six-month period to locate an acceptable sublicensing arrangement. If, after such additional six-month time period, Heska has not entered into such a sublicensing arrangement, then all rights of Heska in the Licensed Products shall revert to 3DP and Heska shall have no further rights thereto in such countries where none of Heska, its Affiliates or sublicensees is marketing Licensed Products, except that in the event that 3DP locates a sublicensee after Heska's rights have terminated or commences marketing such Licensed Products, 3DP will pay to Heska an amount equal to [**] of any royalties or other license fees or milestone payments received by 3DP under any license granted

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

by 3DP to commercialize such Licensed Product in such countries for use in the Primary Field or, if sold directly by 3DP or its Affiliates, [**] of the Net Sales of Licensed Products made by 3DP or its Affiliates, until such time that the total of such payments to Heska equal the amounts paid by Heska to 3DP pursuant to Section 8.1 and 8.2 as of the date that Heska ceases Commercialization of the Licensed Products in the United States.

     4.5  Responsibility for and Costs of Pivotal Animal Studies, Development
          -------------------------------------------------------------------
and Commercialization.  Heska shall be solely responsible for the implementation
---------------------
of Pivotal Animal Studies and Development and Commercialization of Development Compounds and Products, as the case may be, at Heska's cost except as otherwise provided herein. 3DP will provide or disclose to Heska all Results and 3DP Intellectual Property relating to Test Compounds reasonably needed to conduct such Development and Commercialization.

     4.6  Development and Commercialization Summaries.  For each Development
          -------------------------------------------
Compound or Licensed Product for which Heska has begun to pursue Development or Commercialization and for which Heska has not ceased pursuing Development or Commercialization, Heska shall keep 3DP informed periodically with summary reports on the proposed design and the conduct of any Clinical Trials, including summaries of proposed study protocols, other clinical or investigative research and other Regulatory Filings for such Development Compound or Product, and shall provide to 3DP copies of all toxicological data and reports of Development and Commercialization efforts. Heska shall provide such reports each year in meetings as reasonably requested by 3DP, and each party shall be responsible for its own costs with regard to such meeting.

     4.7  3DP Right of First Negotiation.  During the two year period commencing
          ------------------------------
on the Effective Date, Heska hereby grants to 3DP a right of first negotiation according to the terms of this Section regarding entering into collaborations or other agreements for Competitive Programs, excluding (i) any program entered into pursuant to exercise by [**] of rights [**], or (ii) any [**] (the "Excluded Programs"). If Heska desires to enter into an agreement with a third party to conduct such a Competitive Program other than an Excluded Program, Heska will give 3DP written notice of such desire, specifying the specific targets to be pursued in such Competitive Program. 3DP shall have twenty days in which to provide Heska written notice that it desires to enter into such an agreement, in which case the Parties shall meet promptly thereafter and negotiate in good faith the terms of such an agreement, for a period of up to ninety days, with the understanding that Heska may also negotiate with Third Parties during such period regarding the terms of such an agreement so long as Heska does not enter into such an agreement with any Third Party during the period. If 3DP does not provide such written notice, or if the Parties are unable to execute such an agreement by the end of the ninety day negotiation period, for a period of nine months, Heska may enter into such an agreement with a third party without again complying with this Section,


**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

5.   Project Team.
     ------------

     5.1  Membership of Project Team.  The Parties shall select a team to direct
          --------------------------
the Research which shall consist of six members, three of whom shall be appointed by Heska and three of whom shall be appointed by 3DP (the "Project Team"). Each Party shall notify the other in writing if it substitutes any member of the Project Team.

     5.2  Meetings of Project Team.  The Project Team shall meet (at their
          ------------------------
option, telephonically, by video conference or in person) at such times and places as it may select but in no event shall the Project Team meet less frequently than quarterly.

     5.3  Responsibilities of Project Team.  The Project Team shall be
          --------------------------------
responsible for:

          5.3.1  reviewing, approving and amending the Research Plan;

          5.3.2  monitoring the progress of the Research;

          5.3.3 reviewing and approving publications in accordance with Section 11.5;

          5.3.4 monitoring and assisting the drafting, filing and prosecution of Patents and Patent Applications in accordance with Section 12.2; and

          5.3.5  allocating resources for the Research budget as established in
Section 2.3.

     5.4  Quorum; Voting.  The presence of at least four members, two of whom
          --------------
shall have been selected by each Party, shall constitute a quorum for purposes of consideration and action by the Project Team. Any decision taken by the
Project Team shall at all times be unanimous.   In the event that the Project
Team is not able to reach agreement on any issue, the matter may be approved or settled in accordance with Section 17.3, and any requirement for approval by the Project Team under this Agreement shall be satisfied by approval in accordance with Section 17.3.

     5.5  Reports and Conferences.  During the Research Term and any time during
          -----------------------
which a Party is conducting activities under Sections 4.1, 4.2 and 4.3, 3DP and Heska shall provide the Project Team with written project reports during each calendar quarter concerning their efforts with respect to Research, Development and Commercialization, including any change in plans in the Research, Development or Commercialization activities or any adverse effects of any Test Compound or Derivative Compound and shall also provide a final written report concerning the Research within forty-five (45) days after the end of the Research Term or such activities or earlier termination of this Agreement.

6.   Ownership of Intellectual Property
     ----------------------------------

     6.1  3DP Intellectual Property.  3DP has and shall have and retain
          -------------------------
exclusive right, title and interest in and to: (a) any and all Patents, Patent Applications, Know-How, Materials or other intellectual property owned by 3DP on the Effective Date; (b) any and all Results which are made, reduced to practice, or created solely by employees, directors, agents, consultants or others working on behalf of 3DP; (c) any and all intellectual property rights (including without limitation Patents and Patent Applications, except to the extent provided in Section 12.2.3) appurtenant to or claiming the Results described in subsection (b); and (d) any and all Know-How, Materials and intellectual property rights made, created or reduced to practice by or on behalf of 3DP independent of this Agreement.

     6.2  Heska Intellectual Property.  Heska has and shall have and retain
          ---------------------------
exclusive right, title and interest in and to: (a) any and all Patents, Patent Applications, Know-How, Materials or other intellectual property owned by Heska on the Effective Date; (b) any and all Results which are made, reduced to practice, or created solely by employees, directors, agents, consultants or others working on behalf of Heska; (c) any and all intellectual property rights (including without limitation Patents and Patent Applications) appurtenant to or claiming the Results described in subsection (b); and (d) any and all Know-How, Materials and intellectual property rights made, created or reduced to practice by or on behalf of Heska independent of this Agreement.

     6.3  Joint Intellectual Property.  Each Party has and shall retain an
          ---------------------------
undivided one-half interest in all right, title and interest in and to the Joint Intellectual Property, subject to the licenses and other rights granted hereunder.

     6.4  Independent Rights.  Each Party shall retain exclusive right, title
          ------------------
and interest in and to all its other inventions, developments, know-how, patent rights and other intellectual property that are not 3DP Intellectual Property Rights, Heska Intellectual Property Rights or Joint Intellectual Property Rights, independent of and not subject to any provision of this Agreement.

7.   Licenses.
     --------

     7.1  Licenses from 3DP to Heska.  Subject to all the terms and conditions
          --------------------------
of this Agreement:

          7.1.1  Research License.  3DP hereby grants to Heska, for the term of
                 ----------------
this Agreement, the exclusive (except as to 3DP), worldwide right and license under the 3DP Intellectual Property and 3DP's interest in the Joint Intellectual Property to use the Test Compounds solely for the purpose of conducting Research on the Test Compounds solely for use in the Fields, including without limitation the right to prepare Heska Compounds for Research hereunder.

          7.1.2  Production and Use License. 3DP hereby grants to Heska, for the
                 --------------------------
term of this Agreement, an exclusive, worldwide, royalty-bearing right and license under the 3DP Intellectual Property and 3DP's interest in the Joint Intellectual Property to engage in Development, and to use, sell, have sold, import and offer to sell and engage in the Commercialization of any Test Compound,

3DP's interest in the Joint Intellectual Property to use the Test Compounds solely for the purpose of conducting Research on the Test Compounds solely for use in the Fields, including without limitation the right to prepare Heska Compounds for Research hereunder.

          7.1.2  Production and Use License. 3DP hereby grants to Heska, for the
                 --------------------------
term of this Agreement, an exclusive, worldwide, royalty-bearing right and license under the 3DP Intellectual Property and 3DP's interest in the Joint Intellectual Property to engage in Development, and to use, sell, have sold, import and offer to sell and engage in the Commercialization of any Test Compound, Derivative Compound or Licensed Product for use in the Fields and any Heska Compound or Heska Product for use in the Other Fields throughout the Territory. Subject to the provisions of Section 17.7 and Section 7.1.4, Heska shall have the right to grant sublicenses, subject to and upon terms consistent with this Agreement, under the license granted in this Section 7.1.2, provided that Heska shall remain primarily liable under this Agreement.

          7.1.3  Manufacturing License. Subject to the limitations herein, 3DP
                 ---------------------
hereby grants to Heska, for the term of the Agreement, an exclusive, worldwide right and license under the 3DP Intellectual Property and 3DP's interest in the Joint Intellectual Property to make and have made any Test Compound, Derivative Compound or Licensed Product for use in the Fields or any Heska Compound or Heska Product for use within the Other Fields throughout the Territory. Subject to the provisions of Section 17.7 and Section 7.1.4, Heska shall have the right to grant sublicenses, subject to and upon terms consistent with this Agreement, under the license granted in this Section 7.1.3, provided that Heska shall remain primarily liable under this Agreement.

          7.1.4  Limitation of Grant. Notwithstanding the foregoing Sections
                 -------------------
7.1.1, 7.1.2 and 7.1.3, and except for the licenses granted to Heska in Sections 7.1.1, 7.1.2 and 7.1.3, 3DP shall retain all of its rights, title and interest to the 3DP Intellectual Property and 3DP's interest in the Joint Intellectual Property , including without limitation the right to develop, make, have made, use and sell, import and offer to sell any compound, product or composition of matter for human use. Without limiting the foregoing, nothing in Section 7.1.1,
7.1.2 or 7.1.3 shall be deemed to grant to Heska, and 3DP shall retain, any rights to the Test Compounds, 3DP Intellectual Property or 3DP's interest in the
Joint Intellectual Property for use in or on a human.   Nothing contained in any
provision of this Agreement shall be deemed to grant to Heska any rights in 3DP's proprietary technology known as DirectedDiversity(R), its proprietary technology known as ThermoFluor(R), or its other proprietary technology useful for the creation of combinatorial chemical libraries, the processes for the chemical synthesis of compounds and optimization of their properties, except to the extent, if any, necessary for the manufacture of Test Compounds as permitted by Section 7.1.3.

          7.1.5  Exclusivity in the Fields. 3DP agrees that Heska shall have
                 -------------------------
exclusive rights to use the Test Compounds in the Fields during the term of and in accordance with the terms of this Agreement, and that 3DP may not make, use, sell, promote, market or license or otherwise permit or authorize any other party to make, use, sell, promote, or market the Test Compounds for any use in the Fields during the term of this Agreement except as permitted by Section
4. 3DP covenants that it shall expressly prohibit any licensees of 3DP or its Affiliates who are licensed to make, use or sell any Test Compounds for use in or on humans from making, using, selling, promoting, or marketing the Test Compounds for any use in the Fields.


     7.2  Licenses from Heska to 3DP.
          --------------------------

          7.2.1  License for Research and Development.  Heska hereby grants to
                 ------------------------------------
3DP, for the Research Term, an exclusive (except as to Heska), worldwide right and license under the Heska Intellectual Property and an exclusive (except as to Heska) worldwide right and license under Heska's interest in Joint Intellectual Property to engage in the Research contemplated by this Agreement.

          7.2.2  Human Use.  Heska hereby grants to 3DP, for the term of this
                 ---------
Agreement, the exclusive, worldwide right and license, under the Results comprising toxicological data for Test Compounds included in Heska's Intellectual Property and under Heska's interest in Joint Intellectual Property to use, make, have made, sell, have sold, import and offer to sell and engage in the Commercialization of any Test Compound for use in or on humans. Subject to the provisions of Section 17.7 and Section 7.2,2, 3DP shall have the right to grant sublicenses under the license granted in this Section 7.2.1, provided that 3DP shall remain primarily liable to Heska under this Agreement.

          7.2.3  Limitation of Grant.  Notwithstanding the foregoing Sections
                 -------------------
7.2.1, and except for the licenses granted to 3DP in Section 7.2.1, Heska shall retain all of its rights, title and interest to the Heska Intellectual Property and Heska's interest in the Joint Intellectual Property, including without limitation the right to develop, make, have made, use and sell, import and offer to sell any compound, product or composition of matter for use in the Fields. Without limiting the foregoing, nothing in Section 7.2.2 shall be deemed to grant 3DP, and Heska shall retain, any rights to Heska Intellectual Property or Heska's interest in Joint Intellectual Property for any use in the Fields.

8.   Milestone Payments and Royalties.
     --------------------------------

     8.1  One-time Milestone Payments.  Heska shall make one-time milestone
          ---------------------------
payments to 3DP as follows:

          [**]

In the event that Heska or its Affiliates or sublicensees are conducting Development on a particular Development Compound, and such Development efforts cease for any reason (other than Regulatory Approval), and Heska or its Affiliates or sublicensees subsequently select a different Development Compound (the "Replacement Compound") and commence Development on such Replacement Compound to replace the Development Compound that was dropped from Development, then Heska shall

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

not be obligated to pay any of the milestone payments set forth in Section 8.1.2 through 8.1.5 for achievement of the milestone events set forth therein by the Replacement Compound if such payments were previously made by Heska as a result of achievement of such milestone events by such Development Compound that was dropped from Development.

     8.2  Additional Milestones.  Heska shall make additional milestone payments
          ---------------------
to 3DP with respect to Subsequent Development Compounds as follows:

     [**]

In the event that Heska or its Affiliates or sublicensees are conducting Development on a particular Subsequent Development Compound, and such Development efforts cease for any reason (other than Regulatory Approval), and Heska or its Affiliates or sublicensees subsequently select a different Subsequent Development Compound (the "Subsequent Replacement Compound") and commence Development on such Subsequent Replacement Compound to replace the Subsequent Development Compound that was dropped from Development, then Heska shall not be obligated to pay the milestone payments set forth in Section 8.2 for achievement of the milestone events set forth therein by the Subsequent Replacement Compound to the extent such payments were previously made by Heska as a result of achievement of such milestone events by such Subsequent Development Compound that was dropped from Development.

     8.3  Milestones for Heska Products.  [**]
          -----------------------------

     8.4  Combined Milestone Payments.  Heska shall make the following one-time
          ---------------------------
payments to 3DP upon the occurrence of the following events:

     [**]

     8.5  Royalties.  As consideration for the licenses and rights granted by
          ---------
3DP to Heska under this Agreement, Heska shall pay to 3DP during the period ending on the applicable Royalty Expiration Date the following royalties:

     [**]

     8.6  Royalty Reductions.  Royalties payable under Section 8.5 with respect
          ------------------
to a Product in a country where such Product is not claimed by a Valid Claim within the 3DP Patents or Joint Patents, shall be reduced by [**]. In addition, in the event that Heska or its Affiliate or sublicenses is required to obtain a license under a Patent owned by a Third Party in order to manufacture or sell a Product, Heska may deduct from the royalty amounts otherwise owed to 3DP based on sales of such Product [**] of the

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

amount of royalties paid to such Third Party based on sale of such Product, provided that such deduction may not reduce the royalty payment made in any one quarter by more than [**] of the amount otherwise owed.

     8.7  Records.  Heska shall keep, and require its Affiliates and
          -------
sublicensees to keep, complete and accurate records, on a country-by-country basis, of Net Sales of Products and the calculation of royalties with respect thereto, separately showing the calculation of all adjustments.

     8.8  Royalty Reports.  Heska shall deliver to 3DP written reports,
          ---------------
consistent with U.S. generally accepted accounting principles, within forty-five
(45) days after the close of each calendar quarter, showing separately for each Product or Development Compound in each such quarter:

          8.8.1 gross sales by Heska its Affiliates and sublicensees, broken down by both units sold and revenue and the calculation of Net Sales;

          8.8.2  details of the quantities sold in each country;

          8.8.3  royalties due to 3DP pursuant to Section 8; and

          8.8.4 the exchange rates used in determining the amount of U.S. dollars and the basis for such determination.

     8.9  Royalty Payments.  Within 45 days after the end of each calendar
          ----------------
quarter during which royalties accrue on a Product pursuant to this Section 8 on account of Net Sales, Heska shall pay to 3DP the total amount of royalties due to 3DP for the previous calendar period, with such royalties to be accompanied by a report for the previous calendar period described in this Section. All payments of royalties made by Heska shall be made in U.S. Dollars by wire transfer of immediately available funds to the account specified in Exhibit 3 or
                                                                    ---------
to such other account as 3DP may specify to Heska from time to time in a written notice to Heska.

9.   Term and Termination
     --------------------

     9.1  Term.
          -----

          9.1.1  Expiration of Agreement.  Unless otherwise terminated, this
                 -----------------------
Agreement shall expire upon the last Royalty Expiration Date. Upon such expiration, Heska shall have a non-exclusive, worldwide, perpetual, irrevocable license under the 3DP Intellectual Property and 3DP's interest under the Joint Intellectual Property to make, have made, use, sell, import and offer for sale all Test Compounds, Derivative Compounds and Licensed Products for use in the Fields and Heska Compounds and Heska Products for use in the Other Fields and 3DP shall have a non-exclusive, worldwide, perpetual, irrevocable license, with the right to sublicense, under Heska's interest in the Joint Intellectual Property and under any

Results comprising toxicological data for Test Compounds included in the Heska Intellectual Property to develop, commercialize, make, have made, use, sell, import and offer for sale any Test Compounds for use in or on humans.

          9.1.2  Expiration, Termination or Extension of Research Term.  The
                 -----------------------------------------------------
Research Term shall be for an initial period of two years from the Effective Date. The Research Term may be terminated prior to its expiration or extended beyond its expiration by written agreement of the Parties.

     9.2  Termination
          -----------

          9.2.1  Termination for Default.  If either Party breaches any material
                 -----------------------
provision of this Agreement and if such breach is not corrected within 45 days after the non-breaching Party gives notice of the breach to the breaching Party, in the case of a breach consisting of the non-payment of money, or 90 days after the non-breaching Party gives notice of the default to the breaching Party, in the case of any other breach, the non-breaching Party may terminate this Agreement immediately by giving notice of the termination, effective on the date of the notice; provided, however, that if any such non-monetary breach is not
               --------  -------
capable of being cured within the aforesaid 90-day period, so long as the breaching Party commences to cure the breach promptly after receiving notice of the breach from the non-breaching Party and thereafter diligently prosecutes the cure to completion as soon as is practicable, the non-breaching Party may not terminate this Agreement unless the breaching Party, notwithstanding such efforts, is unable to cure the breach within 180 days after the other Party gives notice of the default, in which case the non-breaching Party may terminate this Agreement immediately by giving notice of the termination, effective on the date of the notice.

          9.2.2  Rights in Event of Bankruptcy.
                 -----------------------------

                 9.2.2.1 Notwithstanding the bankruptcy of a Party, or the impairment of performance by a Party of its obligations under this Agreement as a result of bankruptcy or insolvency of the Party, the other Party shall be entitled to retain the license rights and licenses granted herein, subject to such Party's performance of all its obligations under the Agreement and to the Party's rights to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement.

                 9.2.2.2 All license rights and licenses granted under or pursuant to this Agreement under Patents and other intellectual property rights, including know-how and trade secrets, by one Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101(52) of the U.S. Bankruptcy Code. Each Party agrees that the other Party as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by such electing Party of its preexisting obligations under this Agreement.

           9.2.3 Voluntary Termination of License Rights. Heska may
                 ---------------------------------------
terminate the license rights granted to it by 3DP under Section 7.1 of this Agreement with respect to any particular country or countries in the Territory or with respect to a particular Test Compound or Licensed Product by giving 3DP at least thirty (30) days written notice thereof.

           9.2.4 Mutual Termination. By written agreement, the Parties may
                 ------------------
at any time terminate this Agreement on mutually acceptable terms.

10.  Rights and Duties upon Termination
     ----------------------------------

     10.1  Monies Paid or Due. Upon the termination of this Agreement, 3DP shall
           ------------------
have the right to retain all payments previously received from Heska, subject to the resolution, by audit or by settlement pursuant to Section 17.3 below, of any dispute regarding such payments, and each Party shall pay to the other all sums accrued hereunder which are then due.

     10.2  Remaining Product.  In the event that this Agreement is terminated
           -----------------
early for any reason, Heska shall notify 3DP of the amounts of each Product that Heska, its Affiliates, sublicensees and distributors then have on hand in the applicable country or countries, and, at 3DP's election Heska and its sublicensees and distributors may sell the Product in that country or countries if Heska pays royalties thereon in accordance with Section 8.

     10.3  Termination of Licenses. Any early termination of this Agreement
           -----------------------
shall terminate all licenses granted to Heska under Section 7.1 with respect to the applicable country or countries, with full reversion to 3DP of all 3DP's interest and rights in the 3DP Intellectual Property in such country or countries.

     10.4  Sublicenses. Any termination of this Agreement will terminate all
           -----------
sublicenses granted by Heska under the license rights granted to Heska hereunder.

     10.5  Survival of Rights. In the event of the termination of this Agreement
           ------------------
prior to its expiration, the obligations of the Parties theretofore accrued under this Agreement shall survive, and the rights and obligations of the Parties under this Section 10 and Sections [6, 7, 8, 10, 11, 13, 15, 16 and 17] shall survive in accordance with the terms of such Sections.

     10.6  Rights Not Exclusive. All rights to terminate, and rights upon
           --------------------
termination, provided for either Party in this Agreement are in addition to other remedies in law or equity which may be available to either Party.

11.  Exchange of Information and Confidentiality
     -------------------------------------------

     11.1  Requirement of Confidentiality. This Agreement contemplates the
           ------------------------------
exchange of certain confidential and proprietary information orally and in writing both inside and outside the Fields by one Party

(the "Disclosing Party") to the other Party (the "Receiving Party") during the term of this Agreement (the "Confidential Information") and the development of certain confidential and proprietary information in the Fields in the course of the Research collaboration by the Parties hereunder, including, without limitation, Test Compounds and Results (the "Research Information") (the Confidential Information and Research Information are collectively referred to hereinafter as the "Information"). Such information shall be marked "Confidential" and any information disclosed orally shall be deemed not to be Information unless notified in writing by the Disclosing Party to the Receiving Party within thirty (30) days of the oral disclosure. With respect to Information, each Party, shall:

          11.1 1 use the Information only for the purpose of performing its duties or exercising its rights under this Agreement and for no other purpose, subject to the terms and conditions of this Agreement;

          11.1.2 safeguard the Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature, but not less than a reasonable degree of care; and

          11.1.3 not disclose the Information to others (except to its employees, consultants, Affiliates, or sublicensees, or the employees or consultants of an Affiliate or sublicensee, who have a need to know such Information in order to perform or supervise Research or otherwise exercise the Party's rights under this Agreement and who are bound to the Receiving Party by a like obligation of confidentiality and restriction on use) without the express written consent of the other Party.

     11.2 Exemption from Restrictions on Information.  The obligations of
          ------------------------------------------
Section 11.1 shall not apply to Information of the Disclosing Party which:

          11.2.1 the Receiving Party or its Affiliate can demonstrate by written records was previously known to it;

          11.2.2 is now, or in the future becomes, public knowledge other than through the acts or omissions of the Receiving Party or its Affiliate;

          11.2.3 is or was lawfully obtained by the Receiving Party or its Affiliate from sources independent of the Disclosing Party;

          11.2.4 the Receiving Party can demonstrate was independently developed by or for employees of the Receiving Party or its Affiliate having no knowledge of such Information; or

          11.2.5 The Receiving Party is required to disclose by law or pursuant to the direction of a court or government agency; provided the Disclosing Party is first given a reasonable opportunity to contest such disclosure or seek a protective order.

     11.3  Permitted Use and Disclosure of Information. Nothing contained herein
           -------------------------------------------
is intended to prevent either Party from using the Information to make Regulatory Filings and to obtain necessary or appropriate Regulatory Approvals or to prosecute or obtain Patents and Patent Applications for Products developed hereunder; provided, however, that the Disclosing Party shall take all reasonable efforts to prevent disclosure of the Information to Third Parties. Each Party may use and disclose Information owned by such Party, provided that such Information is not exclusively licensed to the other Party under this Agreement.

     11.4  Disclosure of Information Not a License.  The furnishing of the
           ---------------------------------------
Information of the Disclosing Party to the Receiving Party shall not constitute any grant or license to the Receiving Party under any legal rights now or hereinafter held by the Disclosing Party.

     11.5  Prior Review of Publications.  Neither Party shall submit for written
           ----------------------------
or oral publication any manuscript, abstract or the like which includes Information, including without limitation any data or other information relating to any Test Compound, Product, Development or Commercialization without first obtaining the prior written consent of the Project Team pursuant to Section
5.3.4 and the other Party. Such consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may make publications relating to such Party's Patent Applications that were filed prior to the Effective Date without such Party having to obtain the other Party's consent to the publication. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

     11.6  Publicity and News Releases.  Except as may be required by applicable
           ---------------------------
laws, rules or regulations, neither Party will originate any publicity, news release, or other public announcement or filing, written or oral, whether to the public press or otherwise, relating to performance hereunder or the existence of an arrangement between the Parties including this Agreement or any amendment hereto, without the prior written approval of the other Party which approval shall not be unreasonably withheld or delayed. In the event disclosure is required by applicable law, rules or regulations, then the Party required to so disclose such information shall, to the extent possible, provide to the other Party for its approval (such approval not to be unreasonably withheld or delayed) a written copy of such public announcement at least three business days prior to disclosure. Notwithstanding the foregoing, (i) the Parties have agreed to the press releases relating to the entering into of this Agreement agreed upon by the Parties, copies of which are attached to this Agreement as Exhibit
                                                                       -------
11.6 and (ii) the Parties shall have the right to disclose the material terms of
----
this Agreement to any bona-fide financial partner or potential investor or acquirer.

     11.7  Period of Confidentiality.  The obligations of this Section 11 shall
           -------------------------
remain in effect during the term of this Agreement and the five-year period beginning on the termination or expiration date of the term of this Agreement.

     11.8  Injunctive Relief.  3DP and Heska agree that unauthorized disclosure
           -----------------
of Information could result in irreparable harm. Accordingly, in the event that either 3DP or Heska breaches its obligations with respect to Information under the Agreement, the Party injured shall be entitled to enjoin any further breach and may take such additional action as it deems necessary and appropriate including seeking damages in any court of competent jurisdiction.

12.  Inventions, Patents and Patent Prosecution
     ------------------------------------------

     12.  Joint Intellectual Property.
          ---------------------------

          12.1.1 Each Party shall promptly inform the other Party upon the making of a potentially patentable invention that is Joint Intellectual Property. The Parties thereafter shall promptly meet to discuss in good faith an appropriate patent prosecution strategy for such invention. It is the intention of the Parties whenever possible to divide prosecution of Patent Applications claiming such inventions so that Heska has the responsibility for prosecution of Patent Applications that claim uses or applications of the invention in the Fields and 3DP shall have the responsibility for prosecution of Patent Applications that claim uses or applications of the invention in or on humans. Based on such discussions, the Parties will allocate to each Party the agreed responsibility for filing and prosecution of Patent Applications claiming such invention.

          12.1.2 3DP shall have the first right, at its own expense and using in-house or outside legal counsel reasonably acceptable to Heska, to prepare, file, prosecute, maintain and extend such Patent Applications and Patents claiming the Joint Intellectual Property as allocated to 3DP by the Parties under Section 12.1.1, in countries of its choice throughout the world. Heska shall have the first rights, at its own expense and using in-house or outside legal counsel reasonably acceptable to 3DP, to prepare, file, prosecute, maintain and extend such Patent Applications and Patents claiming the Joint Intellectual Property as allocated to Heska by the Parties under Section 12.1.1, in countries of its choice throughout the world. Each Party shall consult with the Project Team concerning the nature and text of such Patent Applications and prosecution matters related thereto prior to filing of such applications or responding to any correspondence with patent authorities regarding such applications.

          12.1.3 If a Party that has the right under Section 12.1.2 to prosecute certain Patent Applications claiming an invention in the Joint Intellectual Property declines to file, prosecute or maintain such Patent Applications or Patents issuing therefrom, such Party will give the other Party written notice of its election to cease such efforts at least sixty days before any date that would act as a forfeiture or abandonment of the rights in such Patent Application or Patent. Thereafter, the other Party may at its expense undertake the filing, prosecution and maintenance of such abandoned application or Patent.

          12.1.4 In the event that a Party desires to license to a Third Party any of such Party's interest in Joint Intellectual Property (to the extent not already licensed hereunder), such Party shall provide the other Party notice of such proposed license, in confidence, and agrees to negotiate with such other Party, if it so requests, to grant such license rights to such Party, provided that the noticing Party may negotiate with any Third Party at the same time.

     12.2 3DP Intellectual Property.
          -------------------------

          12.2.1 3DP shall promptly inform Heska of any potentially patentable invention within the Results that may have applicability or utility in the Primary Field, promptly after making such invention. Heska shall have the right to discuss such invention with 3DP and to request the filing and prosecution of Patent Applications with respect to such invention to the extent applicable to or useful in the Primary Field, and 3DP shall consider reasonably all such requests.

          12.2.1 3DP shall have the first right, at its own expense and using in-house or outside legal counsel reasonably acceptable to Heska, to prepare, file, prosecute, maintain and extent Patent Applications and Patents claiming inventions in the Results, in countries of its choice throughout the world. With respect to any such Patent Applications that have claims that relate to the Primary Field or have application or utility in the Primary Field, 3DP will provide Heska the Patent Application a reasonable amount of time prior to filing (at least 30 days wherever possible) so that Heska may review and give comments to 3DP, which comments 3DP will reasonably consider. 3DP also will provide Heska copies of all correspondence and other communications from patent authorities regarding such Patent Applications and copies of the responses or other communications proposed to be made by 3DP to such authorities a reasonable amount of time prior to making such communications so that Heska may review and give comments to 3DP, which comments 3DP will reasonably consider.

          12.2.2 If 3DP declines to file, prosecute or maintain any Patent Applications or Patents claiming Results that, in Heska's reasonable belief, relate to the Primary Field or have application or utility in the Primary Field, 3DP will give Heska written notice of its election to cease such efforts at least sixty days before any date that would act as a forfeiture or abandonment of the rights in such Patent Application or Patent. Thereafter, Heska may at its expense undertake the filing, prosecution and maintenance of such abandoned Patent Applications or Patent, and immediately after Heska undertakes such efforts 3DP shall assign to Heska all right, title and interest in and to such Patent Application or Patent.

     12.3 Heska Intellectual Property.
          ---------------------------

          12.3.1 Heska shall promptly inform 3DP of any potentially patentable invention within the Results included in the Heska Intellectual Property that may have applicability or utility to use of a Test Compound in the Primary Field, promptly after making such invention. 3DP shall have the right to discuss such invention with Heska and to request the filing and prosecution of Patent Applications with respect to such invention to the extent of such applicability to or utility for use of Test Compounds in the Primary Field, and Heska shall consider reasonably all such requests.

          12.3.2 Heska shall have the first right, at its own expense and using in-house or outside legal counsel reasonably acceptable to 3DP, to prepare, file, prosecute, maintain and extend Patent Applications and Patents claiming inventions in the Results included in the Heska Intellectual Property, in countries of its choice throughout the world. With respect to any such Patent Applications that have claims that relate to or have application or utility to use of a Test Compound in the Primary Field, Heska will provide 3DP the Patent Application a reasonable amount of time (at least thirty days whenever possible) prior to the filing so that 3DP may review and give comments to Heska, which comments Heska will reasonably consider. Heska also will provide 3DP copies of all correspondence and other communications from patent authorities regarding such Patent Applications and copies of the responses or other communications proposed to be made by Heska to such authorities a reasonable amount of time prior to making such communication so that 3DP may review and give comments to Heska, which comments Heska will reasonably consider.

     12.4  Assistance.  Each Party shall, at its own expense, provide reasonable
           ----------
assistance, including without limitation making inventors available to discuss their inventions and appropriate documentation, to the other Party to facilitate filing of all Patent Applications prosecuted by such other Party pursuant to this Section 12 and shall execute all documents deemed necessary or desirable therefore.

13.  Infringement
     ------------

     13.1  Third Party Litigation.  In the event of the institution of any suit
           ----------------------
by a Third Party against 3DP, Heska or their respective Affiliates or sublicensees for patent infringement involving the manufacture, use, sale, distribution or marketing of a Development Compound or Licensed Product by Heska, its Affiliates or sublicensees anywhere in the Territory, the Party sued shall promptly notify the other Party in writing. Heska shall defend such suit at its expense. Any costs and expenses of Heska in defending a suit arising solely out of the use of 3DP Intellectual Property, and any amounts that Heska is required to pay to the Third Party in order to settle or otherwise dispose of such suit or in damages or other amounts finally awarded to such Third Parties in such suit may be offset by Heska against any amounts that Heska owes to 3DP under Section 8; provided that Heska may not settle such suit without 3DP's prior written approval, such approval to not be unreasonably be withheld or delayed.

     13.2  Infringement.  In the event that 3DP or Heska becomes aware of actual
           ------------
or threatened infringement of 3DP Patents or Joint Intellectual Property (insofar as they relate to the Heska Compounds, Development Compounds or Products) anywhere in the Territory, that Party shall promptly so notify the other Party in writing. Heska shall have the first right but not the obligation to bring, at its own expense, an infringement action or file any other appropriate action or claim against any Third Party related to infringement of such Patents or Joint Intellectual Property. If Heska does not commence a particular infringement action within 90 days after it receives written notice of such infringement of 3DP Intellectual Property or Joint Intellectual Property, 3DP, after so notifying Heska in writing, shall be entitled to bring such infringement action or any other appropriate action or claim at 3DP's expense. In any action pursuant to this section, the Party bringing the action shall have the right to use the name of the other Party in connection therewith, provided that the Party bringing the action defends, indemnifies and holds harmless the other Party, its officers, directors, shareholders, employees, successors and assigns from any loss, damage or liability, including reasonable attorneys' fees, resulting from the action.

     13.3  Control of Litigation, Assistance and Settlement.  The Party
           ------------------------------------------------
conducting any action pursuant to Section 13.2 shall be entitled to bring and control the action through counsel of its choice, and, upon request, the other Party shall cooperate and provide reasonable assistance in any such action without expense to the requesting Party. No settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by one Party pursuant to this Section may be entered into without the consent of the other Party if such settlement would require the non-settling Party to be subject to an injunction or to make a monetary payment or would adversely affect the non-settling Party's rights under this Agreement or in its intellectual property.

     13.4  Expenses and Awards.  The damages and awards recovered in an action
           -------------------
brought under Section 13.1 or 13.2 shall be applied as follows:

           13.4.1 first, to reimburse the Party defending or bringing such action;

           13.4.2 second, to reimburse the expenses of the other Party in connection with such action; and

           13.4.3 the balance to the Party that controlled the action, which, if the Party controlling the action is Heska, shall be treated as Net Sales.

     13.5  Obligation to Inform.  The Parties shall keep one another informed of
           --------------------
the status of, and their respective activities regarding, any litigation concerning any Development Compound or Product.

14.  Audit Rights, Taxes,  Payments and Interest
     -------------------------------------------

     14.1  Audit Rights.
           ------------

           14.1.1 3DP shall have the right, at its expense, through a certified public accountant reasonably acceptable to Heska and 3DP, to examine the records required to be maintained by Heska under this Agreement during regular business hours, and upon reasonable prior notice, before the termination or expiration of this Agreement and for three years thereafter, provided that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding three years, and provided further that such accountant shall report to 3DP only on the accuracy of royalty statements and payments. If the auditor discloses a discrepancy in royalties owed by Heska to 3DP and royalties paid to 3DP which exceeds five percent (5%) of total Net Sales made until the date of completion of the audit, Heska shall pay the entire expense of the audit and pay to 3DP the entire amount of the discrepancy plus interest within 30 days from the date upon which 3DP notified Heska of the discrepancy. Interest shall be computed at the rate set forth in Section 14.5.

          14.1.2 Heska shall have the right, at its expense, through a certified public accountant reasonably acceptable to 3DP and Heska, during regular business hours and upon reasonable prior notice, to examine 3DP's records of FTE Years applied to the Research and costs of Test Compounds supplied to Heska at Heska's expense to determine 3DP's compliance with its obligations as to the allocation of FTE Years to the Research and to charge Heska its cost for such Test Compounds, and its records relating to amounts payable to Heska under
Section 4.4 to determine compliance with its obligations under Section 4.4, before the termination or expiration of this Agreement and for three years thereafter, provided that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding three years, and provided further that such accountant shall report to Heska only on 3DP's allocation of FTE Years or the accuracy of payments under Section 4.4. If the auditor discloses a discrepancy in amounts owed by 3DP to Heska under
Section 4.4 which exceeds five percent (5%) of total amounts payable until the date of completion of the audit, 3DP shall pay the entire expense of the audit and pay to Heska the entire amount of the discrepancy plus interest within 30 days from the date upon which Heska notified 3DP of the discrepancy. Interest shall be computed at the rate set forth in Section 14.5.

     14.2 Taxes.  Any tax required to be withheld and paid by a Party on account
          -----
of royalties payable to the other Party under this Agreement shall be deducted from the amount of royalties otherwise due. The paying Party shall secure and send to the other Party written proof of any such taxes withheld and paid for the benefit of the other Party in a form sufficient to satisfy the United States Internal Revenue Service.

     14.3 Payments in U.S. Dollars.  All dollar amounts set forth in this
          ------------------------
Agreement are references to U.S. dollars. If Heska is prevented from making any payment under this Agreement by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payments may be paid by depositing them in the currency in which accrued to 3DP's account in a bank acceptable to 3DP in the country whose currency is involved.

     14.4 Conversions to U.S. Dollars.  Monetary conversions from the currency
          ---------------------------
of a foreign country, in which a Product is sold, into U.S. currency shall be made at the average spot rate for the purchase of U.S. dollars with such currency as quoted by Citibank, N.A., New York, New York (or its successor in interest), at approximately 9 a.m. (New York City time) on the last ten business days of the calendar quarter with respect to which such revenues were earned.

     14.5 Interest.  Any payment that is not made on or before the date when due
          --------
under this Agreement shall accrue interest thereon from and including such date and until but excluding the date of payment at the rate of 1.5% (one and one-half percent) per month or, if such rate is in excess of the rate then permitted by applicable law, at the highest rate so permitted.

15.  Representations and Warranties
     ------------------------------

     15.1  Each Party represents and warrants to the other Party:

           15.1.1  Corporate Power. Such Party is duly organized and validly
                   ---------------
existing under the laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement and carry out the provisions hereof.

           15.1.2  Due Authorization. Such Party is duly authorized to execute
                   -----------------
and deliver this Agreement and to perform its obligations hereunder.

           15.1.3  Binding Agreement.  This Agreement is a legal and valid
                   -----------------
obligation of such Party and the execution, delivery and performance of this Agreement by such Party does not and will not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party.

           15.1.4  Authorizations. Such Party has obtained, and will maintain
                   --------------
for the term of the Agreement, all licenses, authorizations, approvals and reviews required by any federal, state or local governmental authority for performance of any activities under this Agreement.

           15.1.5  No Agreement. No agreement exists between such Party and a
                   ------------
Third Party as of the Effective Date which would prevent such Party from performing its obligations under this Agreement or granting to the other Party the rights granted hereunder, and such Party shall not enter into any such Third Party agreement that would prevent such Party from performing its obligations under this Agreement or granting to those other Party the rights granted hereunder.

     15.2  3DP represents and warrants to Heska that:

          15.2.1 To 3DP's knowledge, based upon its review of the issued Patents covering the Existing Compounds and its having performed a reasonable search of relevant published Patents, as of the Effective Date, the conduct of the Research, including the use of the 3DP Intellectual Property by Heska as permitted by this Agreement, will not violate the intellectual property rights of any Third Party and there is a reasonable likelihood that 3DP will be able to discover, synthesize or produce a reasonable number of Test Compounds that will not violate the intellectual property rights of any Third Party. Nothing in this Agreement shall be construed as a representation or warranty that the Patents in the 3DP Intellectual Property are valid or enforceable, or that they will be during the term of this Agreement.

     15.3  3DP Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH
           ----------------------------
IN THIS AGREEMENT, 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH

RESPECT TO THE 3DP INTELLECTUAL PROPERTY, ANY PATENTS, ANY KNOW-HOW, ANY DEVELOPMENT COMPOUND, ANY PRODUCT, THE RESEARCH, THE RESULTS OR ANY INFORMATION DISCLOSED HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, 3DP DISCLAIMS ANY AND ALL IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     15.4  Heska Disclaimer of Warranties.  EXCEPT AS OTHERWISE EXPRESSLY SET
           ------------------------------
FORTH IN THIS AGREEMENT, HESKA MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE HESKA INTELLECTUAL PROPERTY, ANY PATENTS, ANY KNOW-HOW, ANY DEVELOPMENT COMPOUND, ANY PRODUCT, THE RESEARCH, THE RESULTS OR ANY INFORMATION DISCLOSED HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HESKA DISCLAIMS ANY AND ALL IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

16.  Indemnification and Insurance
     -----------------------------

     16.1  Mutual Indemnification.  Each party (the "Indemnifying Party") agrees
           ----------------------
to indemnify, defend and hold harmless the other, its officers, directors, shareholders, employees, Affiliates, agents, sublicensees, successors and assigns (the "Indemnified Parties") from and against any loss, damage, or liability, including interest and penalties and reasonable attorney's fees, and any claim, complaint, suit, proceeding or cause of action against an Indemnified Party resulting from or arising out of:

           16.1.1 any negligent or intentional act by the Indemnifying Party, its officers, directors, shareholders, employees, Affiliates, agents, sublicensees successors and assigns;

           16.1.2 any breach by Indemnifying Party of any representation, warranty, covenant or provision in this Agreement;

     16.2  Indemnification by Heska.  Heska agrees to indemnify, defend and hold
           ------------------------
harmless 3DP, its officers, directors, shareholders, employees, Affiliates, agents, sublicensees, successors and assigns (the "3DP Indemnified Parties") from and against any loss, damage, or liability, including interest and penalties and reasonable attorney's fees, and any claim, complaint, suit, proceeding or cause of action against an 3DP Indemnified Party resulting from or arising out of:

          16.2.1 any product liability or other lawsuit, claim, demand or other action brought with respect to damage or harm caused by a Development Compound or Product sold by Heska or any of its Affiliates or sublicensees; and

          16.2.2 the death of or injury to any person or persons, damage to property, or any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the design, testing (including, without limitation, clinical trials), production, manufacture, shipping, handling, use (in commerce or otherwise), sale, lease, consumption, promotion or advertisement of any Development Compound or Product by Heska or any of its Affiliates or sublicensees.

Heska shall not be responsible or have any obligation hereunder, however, for the negligent or intentional wrongdoing of any 3DP Indemnified Party.

     16.3 Indemnification by 3DP.  3DP agrees to indemnify, defend and hold
          ----------------------
harmless Heska, its officers, directors, shareholders, employees, Affiliates, agents, sublicensees, successors and assigns (the "Heska Indemnified Parties") from and against any loss, damage, or liability, including interest and penalties and reasonable attorney's fees, and any claim, complaint, suit, proceeding or cause of action against a Heska Indemnified Party resulting from or arising out of:

          16.3.1 any product liability or other lawsuit, claim, demand or other action brought with respect to damage or harm caused by a Product sold by 3DP or any of its Affiliates or sublicensees; and

          16.3.2 the death of or injury to any person or persons, damage to property, or any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the design, testing (including, without limitation, clinical trials), production, manufacture, shipping, handling, use (in commerce or otherwise), sale, lease, consumption, promotion or advertisement of any Product by 3DP or any of its Affiliates or sublicensees.

3DP shall not be responsible or have any obligation hereunder, however, for the negligent or intentional wrongdoing of any Heska Indemnified Party.

     16.4 Insurance.  During the term of this Agreement and for a period of five
          ---------
years thereafter, Heska shall obtain and/or maintain at its sole cost and expense, product liability insurance in amounts, which are reasonable and customary in the animal health industry for companies of comparable size and activities. Such product liability insurance shall insure against all liability, including product liability, personal liability, physical injury or property damage (subject to usual policy exceptions). Heska shall provide written proof of the existence of such insurance to 3DP upon request therefor.

     16.  Procedures for Indemnification.  In the event that a Party seeks
          ------------------------------
indemnification under the terms of Sections 16.2 or 16.3, it shall inform the indemnifying party of the claim as soon as reasonably practicable after it receives notice of the claim, shall permit the indemnifying party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the indemnifying party's expense), in the defense of the claim.

17.  Miscellaneous
     -------------

     17.1  Force Majeure.  If the performance of any part of this Agreement by
           -------------
either Party, including the performance of the Research, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

     17.2  Governing Law; Convention on Contracts for the International Sale of
           --------------------------------------------------------------------
Goods.  This Agreement shall be deemed to have been made in the State of New
-----
York, U.S.A., and its form, execution, validity, construction and effect shall be determined in accordance with the law of First Circuit of the United States and of the State of New York, U.S.A., without giving effect to the principles of conflicts of law thereof. To the extent that it may otherwise be applicable, the Parties hereby expressly agree to exclude from the operation of this Agreement the United Nations Convention on Contracts for the International Sale of Goods, concluded at Vienna, on April 11, 1980, as amended and as may be amended further from time to time.

     17.3  Dispute Resolution.  Either Party may initiate the dispute resolution
           ------------------
procedure set forth in this Section 17.3 by providing written notice to the other Party. Any dispute between the Parties relating to this Agreement shall be resolved pursuant to the following procedures:

          17.3.1 Any dispute arising out of or in connection with the Research shall first be submitted to the Project Team for resolution. The Project Team shall have 30 days to attempt to resolve the dispute. The Project Team will set forth its resolution in writing.

          17.3.2 If the Project Team is unable to resolve the dispute related to the Research within the 30-day period specified in Section 17.3.1, or if either Party gives written notice to the other Party of any dispute under this Agreement that is not related to the Research, the dispute shall automatically be referred to the President/CEO of 3DP and an executive officer designated by Heska from time to time (together, the "Officers"), who shall attempt to resolve the dispute within a reasonable time, but in no case more than 45 days from the time that the Project Team forwards its resolution to the Officers. The Officers shall issue their resolution in writing.

          17.3.3 If the Officers are unable to resolve the dispute, they shall use best efforts to select and agree upon a neutral arbitrator. If the executives are unable to agree upon a neutral arbitrator within twenty (20) days, a neutral arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect. The Officers and the neutral arbitrator shall participate in a meeting in which the Parties shall work in good faith to resolve the dispute in question. The meeting shall be held within 15 days after the selection or appointment of the neutral arbitrator at a time and place to which the Parties mutually agree, which agreement shall not be unreasonably withheld by the other Party. The meeting shall be of such duration as the Parties in good faith deem necessary, but in no event shall it extend beyond two business days. No formal procedural rules shall govern this meeting. Each of the Parties may make such oral and written presentations and present such oral and written presentations and present such documents and other exhibits as it deems appropriate. After listening to such presentations and examining such documents and other exhibits, the two Officers, with the assistance of the neutral arbitrator, shall work together in good faith to resolve the dispute in question. Each Party shall absorb all of its own expenses in connection with such meeting and shall pay on e-half of any costs or fees related to the services of the neutral arbitrator. In the event the dispute is not resolved after such meeting is concluded, the provisions of Section 17.3.4 below shall apply.

          17.3.4 If any dispute arising out of or in connection with this Agreement is not resolved pursuant to Section 17.3.4, then the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the AAA then in effect, as modified below. The Parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable.

               17.3.4.1 Arbitration shall be initiated by filing a demand at the office of the AAA at 225 N. Michigan Avenue, Suite 2527, Chicago, Illinois 60601.

               17.3.4.2 Disputes will be heard and determined by a panel of three arbitrators. One Party arbitrator will be appointed by each Party to serve on a panel. One neutral arbitrator will be appointed by the AAA.

               17.3.4.3 Neither Party will communicate separately with any arbitrator. All communications between a Party and a Party arbitrator or the neutral arbitrator will be directed to the AAA for transmittal to the arbitrator.

               17.3.4.4 Any award rendered by the arbitrators shall be final and binding upon the Parties hereto. Judgment upon the award may be entered in any court of record of competent jurisdiction.

          17.3.5 Notwithstanding the foregoing provisions, either Party may initiate and pursue any legal or equitable action to protect its Information, intellectual property rights and ownership rights and either Party may initiate and pursue legal action to avoid the expiration of any applicable statute of limitations by seeking injunctive or other legal or equitable relief in any court having jurisdiction over such matter.

     17.4  Severability. In the event that any provision of this Agreement shall
           ------------
be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect so long as such remaining portions do not materially change the intent of this Agreement or the right or obligations of the Parties hereunder. If any provision of this Agreement is in conflict with any applicable statute or law in any jurisdiction, then such provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the Parties will renegotiate the affected provisions of this Agreement to resolve any inequities. It is the intention of the Parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and enforce such provision in its reduced form.

     17.5  Entire Agreement, Amendment.  This Agreement constitutes the entire
           ---------------------------
agreement between the Parties relating to the subject matter hereof and supersedes all previous writings and understandings, whether oral or written, relating to the subject matter of this Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties that specifically refers to this Agreement.

     17.6  Notices.  Any notice or other communication required or permitted
           -------
under this Agreement shall be sent by certified mail or courier service, charges pre-paid, or by facsimile transmission, to the address or facsimile number specified below:

     If to 3DP:

            3-Dimensional Pharmaceuticals, Inc.
            Eagleview Corporate Center
            665 Stockton Drive, Suite 104
            Exton, PA  19341
            Fax No.:   (610) 458-8258
            Attention:  Thomas P. Stagnaro, President
                        and Chief Executive Officer
     with a copy to:

            Morgan, Lewis & Bockius LLP
            2000 One Logan Square
            Philadelphia, PA  19103
            Fax No.:  (215) 963-5299
            Telephone No.: (215) 953- 5371
            Attention:  David R. King, Esq.

     If to Heska:

            The Heska Corporation
            1825 Sharp Point Drive
            Fort Collins, CO 80525
            Fax No.:  (970) 484-9505
            Telephone No.:  (970) 493-7272
            Attention: Paul Hudnut
                       Vice President of Business Development

     with a copy to:

            Cooley Godward LLP
            Five Palo Alto Square
            3000 El Camino Real
            Palo Alto, California 94306
            Fax No.: (650) 857-0003
            Telephone No.: (650) 857-5000
            Attention: Bob Jones, Esq.


or to such other address or facsimile number as the person may specify in a notice duly given to the sender as provided herein. A notice will be deemed to have been given five days after the date deposited in the United States mail or with a courier service or, in the case of facsimile transmission, when received.

     17.7  Assignment and Binding Effect. This Agreement and the licenses herein
           -----------------------------
granted shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto. Neither Party may assign any of its rights, or delegate any of its obligations, under this Agreement without the written consent of the other Party. Notwithstanding the foregoing, either Party may, without obtaining the consent of the other Party assign this Agreement to any Affiliate or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets.

     17.8  Recordation.  Each Party shall have the right during the term of this
           -----------
Agreement to record or register this Agreement in any patent office or other appropriate facility anywhere in the Territory, and the other Party shall provide reasonable assistance in effecting such recording.

     17.9  Headings and References.  All section headings contained in this
           -----------------------
Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless the context requires otherwise, all references in this Agreement to any section, exhibit or appendix shall be deemed and construed as references to a section of, or an exhibit or appendix to, this Agreement, and any such exhibits and appendices are hereby incorporated in this Agreement by such reference.

     17.10 No Agency. It is understood and agreed that each Party shall have the
           ---------
status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other. Members of the Project Team shall remain employees of Heska or 3DP, as the case may be, and neither Party shall incur any liability for any act or failure to act by employees of the other Party, including members of any of the foregoing committees who are employees of the other Party.

     17.11 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original as against any Party whose signature appears thereon but all of which together shall constitute but one and the same instrument.

     17.12 Export Control.  The Parties agree not to remove or export from the
           --------------
United States or reexport from anywhere any Results, 3DP Intellectual Property, Development Compound or Product to Afghanistan, the Peoples' Republic of China or any Group Q, S, W, Y or Z country (as specified in Supplement No. 1 to
Section 770 of the U.S. Export Administration Regulations, or a successor thereto) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including, without limitation, those of the U.S. Department of Commerce.

          IN WITNESS WHEREOF, the Parties, through their authorized officers, have duly executed this Agreement as of the date first written above.

                         3-DIMENSIONAL PHARMACEUTICALS, INC.


                         By:   /s/ Thomas P. Stagnaro
                             ------------------------------------------------
                             Name:      Thomas P. Stagnaro
                             Title:     President & CEO


                         HESKA CORPORATION


                         By:   /s/ Paul Hudnut
                             ------------------------------------------------
                             Name:      Paul Hudnut
                             Title:     Vice President, Business Development

                                 EXHIBIT 1.12
                                 ------------
                                     [**]

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT 3
                                 ------------
                                     [**]

**Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.